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                                                                    EXHIBIT 99.1

                  [LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]


The Board of Directors
GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

Members of the Board:

We hereby consent to the inclusion of our opinion letter as Annex G to, and to the reference thereto under the captions "SUMMARY -- Opinions of Financial Advisors --- GameStop" and "THE MERGERS -- Opinion of GameStop's Financial Advisor" in, the Joint Proxy Statement-Prospectus relating to the proposed merger involving GameStop Corp. and Electronics Boutique Holdings Corp., which Joint Proxy Statement-Prospectus forms a part of the Registration Statement on Form S-4 of GSC Holdings Corp. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    /s/ Citigroup Global Markets Inc.
                                    --------------------------------------------
                                    CITIGROUP GLOBAL MARKETS INC.



May 23, 2005